                                                                    EXHIBIT 99.2

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS POST-MERGER

                               UBRANDIT.COM, INC.

           INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



Unaudited Pro Forma Condensed Combined Financial Information of
 Ubrandit.com, Inc.


Introduction to Unaudited Pro Forma Condensed Combined Financial
 Information........................................................     F-16


Unaudited Pro Forma Condensed Combined Balance Sheet as of December
 31, 2000...........................................................     F-17


Unaudited Pro Forma Condensed Combined Statement of Operations for
 the Three-Month Period Ended December 31, 2000.....................     F-18


Unaudited Pro Forma Condensed Combined Statement of Operations for
 the Year Ended September 30, 2000..................................     F-19


Unaudited Pro Forma Condensed Combined Financial Information........     F-20

                               UBRANDIT.COM, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma condensed combined financial information is based upon historical financial statements and has been prepared to illustrate the effects of the proposed acquisition of Mindtronics Corporation. The acquisition contemplates the Company's issuance of 12,100,000 shares of common stock for all of the issued and outstanding shares of common stock of Mindtronics Corporation. The acquisition has not been consummated and is subject to the satisfaction of various contingencies, including shareholder approval.

   The acquisition of Mindtronics will be accounted for using the purchase method of accounting with the assets acquired and liabilities assumed recorded at their fair market value as of the date of the acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed represents goodwill which will be amortized on a straight-line basis over the estimated useful life of five years.

   The unaudited pro forma condensed combined balance sheet assumes the acquisition occurred on December 31, 2000, and was prepared using the unaudited historical balance sheets of the Company and Mindtronics Corporation as of that date. The unaudited pro forma condensed combined statements of operations illustrate the effect of the acquisition of Mindtronics Corporation on the Company's results of operations for the three-month period ended December 31, 2000, and the year ended September 30, 2000, assuming the acquisition took place as of October 1, 1999.

   The unaudited pro forma condensed combined balance sheet and statements of operations are not intended to be indicative of the financial position or results of operations which actually would have been realized had the acquisition occurred on the dates assumed, nor of future results of operations of the entities on a combined basis. The accompanying unaudited pro forma condensed combined financial statements should be read in connection with the unaudited and audited historical financial statements and notes of the Company and Mindtronics Corporation.

                               UBRANDIT.COM, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               December 31, 2000

                                                           Proforma
                                                          Adjustments
                                                             Debit          Proforma
                              Ubrandit(1)  Mindtronics(2)  (Credit)       Consolidated
                              -----------  -------------- -----------     ------------
Current Assets:
  Cash......................  $ 2,794,817    $  45,143    $       --      $ 2,839,960
  Accounts receivable.......       16,217          --             --           16,217
  Prepaid expenses..........       14,912        4,059            --           18,971
  Deposits..................       36,874       41,287            --           78,161
  Inventory.................       25,502          --             --           25,502
  Note Receivable...........          --         5,858            --            5,858
                              -----------    ---------    -----------     -----------
Total current assets........    2,888,322       96,347            --        2,984,669
Other assets:
  Property and equipment,
   net......................      372,557      151,016            --          523,573
  Notes receivable from
   Mindtronics Corporation..      309,507          --        (309,507)(5)         --
  Core technology, net......      338,040          --             --          338,040
  Goodwill, net.............    1,255,874          --      10,274,997 (6)  11,530,871
  Deposits..................       17,153          --             --           17,153
                              -----------    ---------    -----------     -----------
Total assets................  $ 5,181,453    $ 247,363    $ 9,965,490     $15,394,306
                              ===========    =========    ===========     ===========
Current liabilities:
  Accounts payable..........  $   174,268    $  95,184    $       --      $   269,452
  Accrued expenses..........      100,999       33,761            --          134,760
  Loans payable to related
   parties..................       61,735       28,808            --           90,543
  Current portion of lease
   payable..................       35,243          --             --           35,243
  Notes payable to
   Ubrandit.com.............          --       309,507       (309,507)(5)         --
                              ===========    =========    ===========     ===========
Total current liabilities...      372,245      467,260       (309,507)        529,998
  Leases payable, net of
   current portion..........       22,489          --             --           22,489
                              -----------    ---------    -----------     -----------
Total liabilities...........      394,734      467,260       (309,507)        552,487
                              -----------    ---------    -----------     -----------
Shareholders' equity:
  Common stock..............       12,167       10,123          1,977          24,267
  Additional paid in
   capital..................    9,017,445      514,197      9,528,803      19,060,445
  Accumulated deficit.......   (4,242,893)    (744,217)       744,217      (4,242,893)
                              -----------    ---------    -----------     -----------
Total shareholders' equity..    4,786,719     (219,897)    10,274,997 (6)  14,841,819
                              -----------    ---------    -----------     -----------
Total liabilities and
 shareholders' equity.......  $ 5,181,453    $ 247,363    $ 9,965,490     $15,394,306
                              ===========    =========    ===========     ===========

   See notes to pro forma condensed combined statement of operations on F-20.

                               UBRANDIT.COM, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

               For the Three-Month Period Ended December 31, 2000

                                                        Proforma
                                                      Adjustments      Proforma
                          Ubrandit(1) Mindtronics(2) Debit (Credit)    Combined
                          ----------- -------------- --------------   -----------
Revenue.................   $ 472,677    $     --       $     --       $   472,677
Cost of sales...........     436,387          --             --           436,387
                           ---------    ---------      ---------      -----------
Gross margin............      36,290          --             --            36,290
Sales, general and
 administrative.........     741,090      218,025        513,750 (7)    1,472,865
Research and
 development............     123,465       62,188            --           185,653
                           ---------    ---------      ---------      -----------
Operating loss..........    (828,265)    (280,213)      (513,750)      (1,622,228)
Interest income.........      40,277          --             --            40,277
Interest expense........      (3,210)      (1,220)           --            (4,430)
Other income (expense)..         --          (437)           --              (437)
                           ---------    ---------      ---------      -----------
Net loss................   $(791,198)   $(281,870)     $(513,750)     $(1,586,818)
                           =========    =========      =========      ===========
Net loss per share,
 basic and diluted......   $   (0.07)                                 $     (0.07)(8)
                           =========                                  ===========




   See notes to pro forma condensed combined statement of operations on F-20.

                               UBRANDIT.COM, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     For the Year Ended September 30, 2000

                                                         Proforma
                                                       Adjustments       Proforma
                          Ubrandit(3)  Mindtronics(4) Debit (Credit)     Combined
                          -----------  -------------- --------------    -----------
Revenue.................  $   869,623    $     --      $       --       $   869,623
Cost of sales...........    1,100,405          --              --         1,100,405
                          -----------    ---------     -----------      -----------
Gross loss..............     (230,782)         --              --          (230,782)
Sales, general and
 administrative.........    2,032,420      334,577             --         2,366,997
Research and
 development............          --       110,423             --           110,423
Depreciation and
 amortization...........      365,969        5,025       2,054,999 (7)    2,425,993
                          -----------    ---------     -----------      -----------
Operating loss..........   (2,629,171)    (450,025)     (2,054,999)      (5,134,195)
Interest income.........      233,349          --              --           233,349
Interest expense........       (8,028)      (4,939)            --           (12,967)
Other income (expense)..          --         1,067             --             1,067
                          -----------    ---------     -----------      -----------
Net loss................  $(2,403,850)   $(453,897)    $(2,054,999)     $(4,912,746)
                          ===========    =========     ===========      ===========
Net loss per share,
 basic and diluted......  $     (0.20)                                  $     (0.20)(8)
                          ===========                                   ===========



   See notes to pro forma condensed combined statement of operations on F-20.

                               UBRANDIT.COM, INC.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Represents unaudited historical financial information of Ubrandit.com, Inc. as reflected in the consolidated financial statements of Ubrandit.com, Inc., included in its quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 20, 2001.

(2) Represents unaudited historical financial information of Mindtronics Corporation as reflected in the consolidated financial statements included herein at Exhibit 99.1.

(3) Represents audited historical financial information of Ubrandit.com, Inc. as reflected in the consolidated financial statements of Ubrandit.com, Inc. included in its annual report on Form 10-K filed with the Securities and Exchange Commission on January 4, 2001.

(4) Represents audited historical financial information of Mindtronics Corporation as reflected in the consolidated financial statements of Mindtronics Corporation included herein at Exhibit 99.1.

(5) Represents elimination of intercompany loans.

(6) The acquisition of Mindtronics Corporation is expected to be accounted for using the purchase method of accounting, with the assets acquired and liabilities assumed recorded at their fair market value as of the date of the acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed represents goodwill which is expected to be amortized on a straight-line basis over an estimated useful life of five years. The proforma adjustments to record the acquisition in the accompanying unaudited pro forma condensed combined balance sheet are as follows:

   Purchase price: issuance of 12,100,000 shares of the Company's common stock valued at $0.831 per share......................  $10,055,100
   Estimated fair value of the net assets........................      219,897
                                                                   -----------
   Goodwill......................................................  $10,274,997
                                                                   ===========

(7) Goodwill is estimated to have a useful life of five years and is amortized using the straight-line method. Amortization for a one year period is estimated at $2,054,999 and for a three-month period is estimated at $513,750.

(8) Pro forma loss per share is based on the weighted average number of shares of common stock outstanding during the period after giving pro forma effect to the issuance of 12,100,000 shares of Common Stock of Ubrandit.com, Inc. to the shareholders' of the Mindtronics Corporation. Options and warrants to purchase common stock were excluded in the calculation of the pro forma loss per share, as their effect would be antidilutive. The computation of the pro forma weighted average number of shares is as follows:

   For the Year Ended December 31, 2000
   ------------------------------------
   Historical weighted average number of shares of Ubrandit.com,
    Inc.........................................................  12,167,333(1)
   Shares of common stock expected to be issued upon
    consummation of the proposed acquisition....................  12,100,000
                                                                  ----------
   Pro forma weighted average shares............................  24,267,333
                                                                  ==========
   For the Year Ended September 30, 2000
   -------------------------------------
   Historical weighted average number of shares of Ubrandit.com,
    Inc.........................................................  11,912,141(3)
   Shares of common stock expected to be issued upon
    consummation of the proposed acquisition....................  12,100,000
                                                                  ----------
   Pro forma weighted average shares............................  24,012,141
                                                                  ==========